Exhibit 99.2

Aptinyx Announces Pricing of Public Offering of Common Stock

EVANSTON, Ill., – January 10, 2020 – Aptinyx Inc. (NASDAQ:APTX), a clinical-stage biopharmaceutical company developing transformative therapies for the treatment of brain and nervous system disorders, today announced the pricing of its public offering of 10,166,666 shares of its common stock at a public offering price of $3.00 per share. All of the shares sold in the offering will be sold by Aptinyx. In addition, Aptinyx has granted the underwriters a 30-day option to purchase up to 1,525,000 additional shares of common stock at the public offering price, less underwriting discounts and commissions.

The gross proceeds from the offering, before deducting underwriting discounts and commissions and offering expenses payable by Aptinyx, are expected to be approximately $30.5 million, excluding any proceeds from the exercise of the underwriters’ option to purchase additional shares. The proposed offering is expected to close on January 14, 2020, subject to customary closing conditions.

Cowen is acting as the sole book-running manager for the offering. Cantor Fitzgerald & Co. and Wedbush PacGrow are acting as passive book-running managers for the offering.

Aptinyx intends to use the net proceeds received from the offering to advance the preclinical and clinical development of its novel NMDA receptor modulators, including NYX-2925, NYX-783, and NYX-458, in development for chronic pain, PTSD, and cognitive impairment, respectively, and for working capital and other general corporate purposes.

The shares of common stock in the public offering will be issued by Aptinyx pursuant to a shelf registration statement that was previously filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). The offering will be made only by means of the written prospectus and prospectus supplement that form a part of the registration statement. A final prospectus supplement and the accompanying prospectus relating to the public offering will be filed by the Company with the SEC. Copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com or by telephone at (833) 297-2926.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Aptinyx

Aptinyx Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of proprietary synthetic small molecules for the treatment of brain and nervous system disorders.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the expected gross proceeds and closing of the offering. Risks that contribute to the uncertain nature of the forward-looking statements include: the success, cost, and timing of the company’s product candidate development activities and planned clinical studies; the company’s ability to execute on its strategy; positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies; regulatory developments in the United States and foreign countries; the company’s estimates regarding expenses, future revenue, and capital requirements, and other financial results; as well as those risks and uncertainties set forth in the company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  All forward-looking statements contained in this press release speak only as of the date on which they were made. Aptinyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Nick Smith

Aptinyx Inc.

ir@aptinyx.com

847-871-0377